    As filed with the Securities and Exchange Commission on August 21, 2003.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 NCO GROUP, INC.
             (Exact name of Registrant as specified in its charter)


         Pennsylvania                                          23-2858652
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           identification number)


                507 Prudential Road, Horsham, Pennsylvania 19044
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                             -----------------------
                            (Full title of the plan)

            Michael J. Barrist, President and Chief Executive Officer
                                 NCO Group, Inc
                               507 Prudential Road
                           Horsham, Pennsylvania 19044
                                 (215) 441-3000
            --------------------------------------------------------
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                            Francis E. Dehel, Esquire
                                 Blank Rome LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500
                               Fax: (215) 569-5555
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-----------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                   Proposed           Proposed
                                                                    maximum            maximum           Amount of
         Title of securities                Amount to be        offering price        aggregate        registration
           to be registered                 registered(1)          per share       offering price           fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value .........       500,000 shares           $20.57(2)       $10,285.00(2)         $833.00
=======================================================================================================================
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(1)      Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the Nasdaq National Market on August 19, 2003.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the 1996 Stock Option Plan will also be used in connection with the sale of securities covered by (i) Registration Statement on Form S-8 (Registration No.333-42743) filed with the Commission on December 19, 1997, (ii) Registration Statement on Form S-8 (Registration No.333-62131) filed with the Commission on August 24, 1998, (iii) Registration Statement on Form S-8 (Registration No. 333-87493) filed with the Commission on September 21, 1999 and (iii) Registration Statement on Form S-8 (Registration No. 333-61746) filed with the Commission on May 25, 2001.

         The purpose of this Registration Statement is to register an additional 500,000 shares of common stock for issuance pursuant to the Registrant's 1996 Stock Option Plan as a result of amendments to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-42743, filed with the Securities and Exchange Commission ("Commission") on December 19, 1997, are incorporated herein by reference.

Item 8  Exhibits

         The following exhibits are filed as part of this Registration
Statement.

         Exhibit No.      Description
         -----------      -----------

             5.1          Opinion of Counsel regarding legality

            23.1          Consent of Ernst & Young LLP

            23.2          Consent of Counsel (included as part of Exhibit 5.1)

            24.1          Power of Attorney (included on page 3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the 21st day of August, 2003.

                                 NCO GROUP, INC.


                                 By: /s/ Michael J. Barrist
                                     -------------------------------------------
                                     Michael J. Barrist,
                                     Chairman of the Board, President and
                                     Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

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

                SIGNATURE                                     TITLE(S)                                 DATE
                ---------                                     --------                                 ----


  /s/ Michael J. Barrist                     Chairman of the Board, President and Chief            August 21, 2003
 ----------------------------------------    Executive Officer (principal executive
     Michael J. Barrist                      officer)


 /s/ Steven L. Winokur                       Executive Vice President of Finance, Chief            August 21, 2003
 ----------------------------------------    Financial Officer, Chief Operating Officer
     Steven L. Winokur                       of Shared Services and Treasurer
                                             (principal financial and accounting
                                             officer)


 /s/ William C. Dunkelberg                   Director                                              August 21, 2003
 ----------------------------------------
     William C. Dunkelberg


 /s/ Charles C. Piola, Jr.                   Director                                              August 21, 2003
 ----------------------------------------
     Charles C. Piola, Jr.


 /s/ Leo J. Pound                            Director                                              August 21, 2003
 ----------------------------------------
     Leo J. Pound


 /s/ Eric S. Siegel                          Director                                              August 21, 2003
 ----------------------------------------
     Eric S. Siegel


 /s/ Allen F. Wise                           Director                                              August 21, 2003
 ----------------------------------------
     Allen F. Wise


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